UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2010

KENSINGTON LEASING, LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1005 South Center Street

                  Redlands, California 92373

(Address of principal executive offices)

              909-708-4303

(Registrant’s telephone number)

 (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Report contains “forward-looking statements” concerning our future results, future performance, intentions, objectives, plans, and expectations, including, without limitation, statements regarding the plans and objectives of management for future operations, any statements concerning our proposed products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing.  All forward-looking statements included in this document are made as of the date hereof and are based on information available to us as of such date.  We assume no obligation to update any forward-looking statements.  In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology.  Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements.  Future financial condition and results of operations, as well as any forward-looking statements are subject to inherent risks and uncertainties, including those discussed under “Risk Factors” and elsewhere in this Report.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Completion of the Allianex Acquisition

On June 4, 2010, Kensington Leasing, Ltd. (“Kensington”) and its newly formed subsidiary Allianex Corp. (“New Allianex” and with Kensington, the “Company” or “we”) completed the purchase of substantially all of the assets (the “Allianex Acquisition”) of Allianex, LLC (“Allianex”), pursuant to that certain Asset Purchase Agreement, dated May 14, 2010, by and among the Company, Allianex, and Kenneth Rotman, Allianex’s sole member (the “Asset Purchase Agreement”).  The Asset Purchase Agreement was described in greater detail in our Current Report on Form 8-K filed May 20, 2010.

The purchase price for the assets was $75,000 in cash, 575,000 shares of Kensington common stock and our assumption of Allianex’s trade payables.  In addition, we agreed to pay Allianex 25% of the earnings before interest, taxes, depreciation and amortization (EBITDA), of New Allianex from July 1, 2010 through June 30, 2013, payable quarterly but calculated on a cumulative basis.  The earn out payments will be made 25% in cash and 75% in Kensington common stock valued at the market price of the common stock on the last day of the quarter, provided that we may elect to pay in cash instead of common stock if the market price is less than $2.00 per share and Allianex may elect to receive cash instead of common stock if the market price is greater than $4.00 per share.

Aside from the Asset Acquisition, the Company had no previous relationship with Allianex or Mr. Rotman.

The following information reflects our business and securities upon the closing of the Allianex Acquisition, and is provided pursuant to this Item 2.01, because we were a shell company, as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 immediately prior to the closing.

Background

Kensington was incorporated in Nevada on June 27, 2008.  Prior to the consummation of the Allianex Acquisition, we had cash and other nominal assets and nominal operations, which made us a “shell” corporation as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  In addition to the Allianex Acquisition, we currently intend to expand and diversify our business with the acquisition of other technology companies, as well as continuing to pursue our initial business plan of leasing specialized computer equipment and providing support services for professionals.

Business

Allianex, the predecessor to New Allianex, our operating subsidiary, was organized in the state of California on June 22, 2004.  Our primary business after the Allianex Acquisition is the production, marketing and distribution of a retail line of prepaid stored value cards for the purchase of technology support and security services for electronic devices.  We utilize a strategically combined consortium of technology firms, media marketing firms and key sales experts utilizing pre-existing channels of distribution, including retail stores.  The business is based on a nexus of contracts by which we retain a supply of technology support and security services and then distribute such services by means of prepaid cards through retail store aggregators.

The retail channel works as follows.  A transaction occurs when a customer purchases a prepaid/gift card from a retailer who has contracted with one of our retail aggregator clients to provide the prepaid/gift cards in their retail location.  Upon purchase, the card is “enabled” and the customer is given a PIN number.  The customer then goes to our activation website and registers the PIN number to activate the card.

 Upon registration, our service providers are notified that the card has been activated, and the customer will, depending on the services purchased, either be directed to our one of our contractual service call center partners or directed to an online location where they can upload the appropriate performance improvement or security enhancement software from one of our contractual software partners.  Our service and support providers will then provide the customer with the services they purchased through the card.

Each participant in the transaction receives compensation for their role in the transaction.   Our aggregators are entitled to a percentage of our sales, a percentage of which is in turn paid by the aggregators to the retailers, and our service providers receive a fee or percentage for each service they provide to our end user customers.  For example, if a customer purchases a “$25 One-Time Live Expert Tech Repair” card, the aggregator will retain a certain percentage of the sale for distributing the card, our service provider will receive a percentage for providing the services, and we retain the remainder.

Once we have the infrastructure in place to more fully utilize our distribution relationships, we anticipate that a full range of our support products and services will become available through merchandising displays at stores ranging from small “mom and pop” shops to the nation’s largest chain stores.  Our retail aggregator partners are some of the largest retail aggregators operating in the prepaid/gift card industry.  We intend to offer our global distribution sales channels the ability to effectively market a turnkey package of up-to-date and high caliber computer and digital support services and software at affordable rates, including our “Live: 24 Hour” expert PC or Mac assistance and a suite of security and optimization products.  Given the need for affordable and reliable PC technical assistance, we offer a solution to the millions of people using computers and peripheral digital devices such as printers, cameras, mp3 players, and mobile phones.

Products.  Our prepaid cards are offered in a variety of amounts and forms, including offerings for registry cleaner software, identity protection software, a suite of software applications, one time repair support or unlimited technical support services for a specified time period.  Our product offerings are currently sold at a price range from $25 to $50 per card, and we anticipate soon offering prepaid cards with loading value of up to $500.  We intend to expand our service offerings to include other support services.

Technology Support.  Some of the biggest threats to the average personal computer user involve cyber crime and identity theft, spyware, viruses, user error, and overall poor performance.  Poor performance grows organically over time as remnants from web activity, like viruses, spyware, and pop-ups, and installed/uninstalled programs interfere with proper usage.

Our prepaid cards offer solutions to these problems by giving our end user customers access to technical support services and/or performance improvement and security enhancement software.  We provide exclusively remote technical resolution services to those who use our products – we do not have any physical location where customers need to bring their electronic devices and we do not send any technicians to our customers’ locations.

Our support services are designed to help customers with a wide range of technical support issues that may be affecting their desktop or laptop PCs through around the clock access to our live tech-on-call services or through our online software offerings.  We currently have contractual relationships with suppliers of live operator technical support and providers of registry cleaner, anti-spyware, and complete security and optimization software suites.  We sell these services to the end user customers that purchase our prepaid cards.  In exchange for these services, each service provider is entitled to either a percentage, an amount, or a per usage fee from each prepaid card related to the services they provide.  As the brand becomes further established, we intend to expand our technology partners and thereby expand our product offerings.

Distribution Network.  Our current plan is to primarily focus on revenue associated with distribution through physical retail locations like self service kiosks and in-store retail prepaid and gift card racks.  The retail prepaid card industry has hundreds of issuers offering prepaid cards and thousands of in-store retail locations.  Between the suppliers and retail sellers are a small number of “aggregators” – value add companies that transactionally connect those issuing the prepaid cards with those who ultimately sell them to consumers.

We have contractual relationships with two leading aggregators through which we hope to distribute our prepaid card on a retail basis.  In exchange for distributing our product through their retail networks, we offer these aggregators a percentage of the purchase price for each card sold.  Our retail aggregator partners distribute retail prepaid gift cards in stores throughout the US, Mexico, Canada, UK and other locations around the world.  Our retail aggregators have access to retail locations like grocery stores, pharmacies, convenience stores, travel centers and more.  Though the prepaid card is not currently offered in all of our aggregator’s locations, we anticipate offering our product through many more of these locations in the near future based on the aforementioned contractual relationships.

Customer Service Infrastructure.  Since August 2009, AdMax Media, Inc. (“AdMax”) has provided us with back-office support services to coordinate the execution of our product offerings.  AdMax provides activation services, and will provide payment processing and call center support for the prepaid cards.  We have yet to enter into a formal agreement regarding these services.

Marketing.  Because the products will be co-located with other, similar products in “card malls” at the retail establishments, the primary marketing to the end user customer will be via point-of-sale cooperative advertising with the retailers.  A branded site with e-commerce support will also be developed to serve as an Internet presence.  Our primary marketing efforts will be to secure co-marketing efforts with the retail establishments and to increase the number of retail establishments carrying the products, which we intend to pursue through attendance at trade shows and advertising in the trade press.

Strategy

Our strategy is to continue to grow our business by increasing our customer base, continually offering new products and services, scaling our current marketing channels, adding new marketing channels and forming new strategic alliances.

As part of our growth strategy, we intend to add to our current product lines technology related services other than technology support and security for personal computers.  This includes products to provide technical support for “gamers” or those in the video game community, and modular cards that will allow consumers to modify their plan to include other services and which provide the option of being recharged to allow the customer to regain these services without having to buy another card.

In addition to our own product lines, we intend to expand our business through taking advantage of co-marketing opportunities.  Since the prepaid card leads to a web-based product, the consumer can be exposed to a variety or other compelling purchase options when they use the prepaid card support solutions.  To take advantage of these up-sell opportunities, we intend to expand our online product offerings to extend to compatible sales options through the purchase, activation, and use processes.

We also intend to expand geographically.  While we primarily operate in the United States, we are currently in the process of developing partnerships in the UK and Mexico.  To make this possible, we are currently working to develop appropriate products incorporating Spanish language options and other vernacular translations.

Competition

We believe that our line of products offers a number of competitive advantages.  Many consumers are looking for an immediate solution that they can access over the phone or Internet, as opposed to waiting for an unfamiliar technician to come to their home.  Finding technical support can be a confusing task for consumers, as traditional retailers present the consumer with daunting array of products, features and claims that require advanced skills to choose from.  Sales personnel are often inadequately trained to help, and physical technology retailers are closing their doors.

While we believe our business model has many competitive advantages, technology support and security markets are competitive and subject to continuous technological innovation.  Our competitiveness depends on our ability to offer products that meet customers’ needs on a timely basis.  Customers may prefer obtaining technical support from our competitors because of greater product breadth offered by the competitor, or perceived advantages in price, technical support, convenience, compatibility or other issues.

We face competition in the technology support industry from a number of fronts.  Most if not all of these competitors have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than ours:

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Computer Manufacturers.  Computer manufacturers such as Dell or Gateway provide certain support services for their products through warranties or for a service fee.  These however focus primarily on warranty work for their own products, as opposed to ensuring that the entire consumer system or network is supported.

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Operating system providers and network equipment and computer hardware manufacturers.  These competitors may provide various security solutions in their current and future products and may limit our ability to penetrate these markets.  These competitors have significant advantages due to their ability to influence and control computing platforms and security layers in which our products operate.

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Retail affiliated firms.  Retail affiliated firms such as Geek Squad provide services to customers at a certain location or by providing service at the customer’s site by a trained technician.  While Geek Squad has some remote support capabilities, its infrastructure is developed to attend to consumers who need immediate in-person support, which is not necessarily the most effective nor efficient method of delivering tech-support, but may be preferred by some customers who are intimidated by working on their own computer.

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Other remote technical support companies.  There are also companies, like Ocenture, LLC and CyberDefender Corporation, that, like us, focus on remote technical support, including some technical support offered through prepaid cards.  These firms typically focus on a specific type or method of service.  These firms have been in operation longer than the Company, and may be able to compete with the Company on a price basis.

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“Neighborhood Techie.”  There are a number of small local technology support firms, or a “neighborhood techie,” available to consumers that may have certain advantages over us based on such firm’s personal relationship with the consumer.

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New competitors.  Entry barriers into the technical support and security industry are relatively low, and new competitors, like Google or Bing, offering similar services as us could make our services obsolete.

We are also operating in a space of rapid technological advance.  New operating systems could make current service offerings obsolete unless we stay ahead of trends.  For example, our services are primarily focused on PC, and if there is a radical shift to Apple, our PC service sales would decrease.  Similarly if computing trends towards becoming more of an online commodity (as opposed to individual based computers), the need for technology support on an individual level substantially decrease.

Intellectual Property

We currently have a worldwide non-exclusive license to use, exploit, market, sell and distribute certain software products to the purchasers of our prepaid cards.  This includes registry cleaner, anti-spyware, complete security and optimization software suites.  Our license agreement expires 2011, but automatically renews for successive two year terms unless otherwise terminated.  The licensor of this software is entitled a fee for each program that is accessed through our prepaid cards.

Other than as discussed above, we do not own or license any patents, registered trademarks, franchises, concessions, royalty agreements or labor contracts.

Employees

Our employees consist of our officers, Ms. de Maison and Mr. Ryan, who provide services to us on a part-time basis, and Mr. Rotman, who serves as Chief Executive Officer of New Allianex on a full-time basis.

Government Regulation

Our business is subject to federal, state, local and foreign laws and government regulation relating to payment cards and other payment instruments, consumer protection, consumer privacy, data protection, information security and Internet use.

Regulations Related to Prepaid Cards.  We may be subject to regulations relating to payment cards and the payment industry.  For example, the Credit CARD Act of 2009 created new requirements applicable to general-use prepaid cards, store gift cards, and electronic gift certificates effective August 22, 2010, and the Federal Reserve Board published on November 20, 2009, a proposed rule to amend Regulation E of the Electronic Funds Transfer Act of 1978 with respect to such cards and electronic certificates.  In addition, laws and regulations pertaining to expiration dates of prepaid and gift cards may affect the length of time a purchased card will need to remain active.  These laws and regulations are evolving, unclear and sometimes inconsistent and subject to judicial and regulatory challenge and interpretation, and therefore the extent to which these laws and rules have application to, and their impact on, us, financial institutions, merchants or others is in flux.  These services may also be subject to the rules and regulations of the various international, domestic and regional schemes, networks and associations in which we participate.  These schemes, networks or associations may, generally in their discretion, modify these rules and regulations and such modifications could also impact us, financial institutions, merchants and others.

Regulations Related to Consumer Data.  We collect, transfer and retain consumer data as part of our business and these activities are subject to laws and regulations, as well as industry standards, in the United States and other jurisdictions in which our products and services are or will be available.  These requirements, which often differ materially and sometimes conflict among jurisdictions, are designed to protect the privacy of consumers’ personal information and to prevent that information from being inappropriately used or disclosed.

  We endeavor to maintain safeguards designed to protect this information, such as encryption software and secured on-site facilities.  However, despite those safeguards, it is possible that hackers, employees acting contrary to our policies, third-party agents or others could improperly access relevant systems or improperly obtain or disclose data about our consumers, or that we may be determined not to be in compliance with applicable legal requirements and industry standards for data security, such as the Payment Card Industry guidelines.  The Federal Trade Commission recently settled a proceeding with one on-line service regarding the manner in which personal information is collected from users and provided to third parties.

Due to the increasing public concern over consumer privacy rights, governmental bodies in the United States and abroad have adopted, and are considering adopting additional laws and regulations restricting the purchase, sale and sharing of personal information about customers.  Several states have also proposed legislation that would limit the uses of personal information gathered using the Internet.  Some proposals would require proprietary online service providers and website owners to establish privacy policies.  Congress has also considered privacy legislation that could further regulate use of consumer information obtained over the Internet or in other ways.  Our compliance with these privacy laws and related regulations could materially affect our operations.

Regulations related to the Internet.  Our product offerings and distribution plan are largely based on the use of the Internet.  Laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent.  These regulations could affect the costs of communicating on the Internet and adversely affect the demand for our products or otherwise harm our business, results of operations and financial condition.  The United States Congress has enacted Internet legislation regarding children’s privacy, copyrights, sending of unsolicited commercial email and spyware.  Other laws and regulations, including laws or regulations that could attempt to tax Internet commerce transactions, may be adopted in the future.  This legislation could hinder growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial and advertising medium.  In addition, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws, such as laws against identity theft, which may impose additional burdens on companies conducting business over the Internet.

Given the unique nature of our business and new products and services we may develop or acquire in the future, the application of various laws and regulations to our business is uncertain. Further, as governmental and regulatory scrutiny and action with regard to many aspects of our business increase, we expect that our costs of complying with the applicable legal requirements will increase, perhaps substantially.

Failure to comply with these laws and regulations could result in, among other things, revocation of required licenses or permits, loss of approved status, termination of contracts, administrative enforcement actions and fines, class action lawsuits, cease and desist orders and civil and criminal liability. The occurrence of one or more of these events, as well as the increased cost of compliance, could materially adversely affect our business, financial condition and results of operations.

Risk Factors

We are subject to various risks that may materially harm our business, financial condition and results of operations.  You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock.

 If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed.  In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Business

We are a young company with no operating history, which makes it difficult to evaluate an investment in our company.

Until we completed the transaction with Allianex, we had little operations. The future of our Company currently is dependent upon our ability to successfully develop, market and distribute prepaid cards for the purchase of technology support and security services and software, and to otherwise implement our business plan for developing the Allianex business.  While we believe that our business plan, if implemented as conceived, will make us successful in the long term, we have limited operating history against which we can test our plans and assumptions, and therefore cannot evaluate the likelihood of success.   At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our products, the level of our competition, and our ability to attract and maintain key management and employees. While management believes their estimates of projected occurrences and events are within the timetable of their business plan, there can be no guarantees or assurances that the results anticipated will occur.

We expect to incur net losses in future quarters and we cannot assure you that we will ever achieve profitability.

We have operated at a loss since our inception.  If we do not achieve profitability, our business may not grow or operate. We are likely to continue to incur losses unless and until we are able to generate significantly more revenues from the assets acquired from Allianex.  We will need to generate revenues from the sales of our products or take steps to reduce operating costs to achieve and maintain profitability.  We may not achieve sufficient revenues or profitability in any future period.  If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis. If we do not become profitable or are unable to maintain future profitability, the market value of our common stock may be adversely affected.

We may require additional funds to operate in accordance with our business plan, which we may not be able to obtain on terms acceptable to us, if at all.  If we cannot obtain additional funds, our ability to operate may be adversely affected.

We may not be able to obtain additional funds that we may require. We do not presently have adequate cash from operations or financing activities to meet our long-term needs. If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget.  If we do not operate within our budget, we will require additional funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns.  Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements. If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development, manufacturing, or sales and marketing programs.

If we need additional funds, we may seek to obtain them primarily through equity or debt financings. Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our stockholders. We may also attempt to obtain funds through arrangement with corporate partners or others. Those types of arrangements may require us to relinquish certain rights to our intellectual property or resulting products.

There is substantial doubt about our ability to continue as a going concern, which means that we may not be able to continue operations unless we obtain additional funding.

The report of our independent accountants on our December 31, 2009 financial statements included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are highly dependent on Kenneth Rotman, the CEO of our prepaid card operations. Loss of Mr. Rotman could negatively impact our business and the value of our common stock.

For the continued operation of the Allianex business, we are largely dependent on Mr. Rotman for his familiarity with the technology support prepaid card business.  Our ability to successfully market and distribute our products may be at risk from an unanticipated accident, injury, illness, incapacitation, or death of Mr. Rotman.  Upon such occurrence, unforeseen expenses, delays, losses and/or difficulties may be encountered.  We have not purchased key man insurance on any of our officers, which insurance would provide us with insurance proceeds in the event of their death.  Without key man insurance, we may not have the financial resources to develop or maintain our business until we could replace such individuals or to replace any business lost by the death of such individuals.

Our success may also depend on our ability to attract and retain other qualified management and sales and marketing personnel. We compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we do. We cannot give any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

We are highly dependent on our contractual relationships with those who provide our customer service infrastructure.  In the event that these parties are unable or unwilling to continue to provide such services to us, we would be materially impaired.

Our ability to deliver the services we sell through the prepaid card is dependent upon our relationships with our back office service providers, such as AdMax Media, Inc. (“AdMax”).  AdMax provides activation services and call center support for the prepaid cards.  Without this infrastructure, we would no longer be able to provide our product.  We have yet to enter into a formal agreement regarding these services.

We are highly dependent on our contractual relationships with our technical support service providers. If we do not maintain and develop these relationships, our results of operations and financial condition may be materially adversely affected.

We provide our customers with access to technology support services from third parties.  All of our technology support services are currently provided by two entities.

Our agreements with our service providers are for finite terms and, therefore, there can be no guarantee that these agreements will be renewed at all or on favorable terms to us. In the event that these parties are unable or unwilling to continue to provide such services to us, and we fail to enter engagements with other providers of technology services, we would be materially impaired.

We are highly dependent on aggregators of retail prepaid card products.  The loss of any of our current aggregator relationships could adversely impact our results of operations.

Our current business plan is highly dependent on a small number of retail aggregators to provide us with access to retail distribution channels.  Without these relationships, we may not be able to distribute our product in physical retail locations.  We have not entered agreements in which such aggregators are obligated to purchase a set quantity of our product.  Furthermore, our agreements with our retail aggregators are for finite terms and, therefore, there can be no guarantee that these agreements will be renewed at all or on favorable terms to us.  Although we continue to do business with these clients, and have no reason to believe we will cease doing business with any of them in the foreseeable future, the loss of any of our current aggregator relationships could adversely impact our results of operations if the revenue stream was not replaced by other sales.

Our revenues could suffer if we, or our retail partners, fail to effectively market and distribute our prepaid card services.

We currently rely on our retail partners for marketing and distribution of our prepaid card services. We are dependent upon such retailers, many of whom also sell services or products of other companies. As a result, we cannot control whether our retail partners will devote sufficient efforts to selling our services. In addition, we may not succeed in finding appropriate retailers and sales representatives in new markets that we may enter.  If our retail partners fail to effectively market or distribute our prepaid card services, our ability to generate revenues and grow our customer base could be substantially impaired.

There are several agreements and relationships that remain to be negotiated, executed and implemented which will have a critical impact on our operations, expenses and profitability.

The growth and success of our business will depend on our ability to maintain and expand our contractual relationships with technology support providers and distribution channels for our products.  Many of these relationships remain to be negotiated, executed and implemented, and even our existing relationship may be subject to renegotiation.  In some cases, the parties with whom we would need to establish a relationship have yet to be identified.  Our expectations regarding the likely terms of these agreements and relationships could vary greatly from the terms of any agreement or relationship that may eventually be executed or established.  If we are unable to enter into these agreements or relationships on satisfactory terms, or if revisions or amendments to existing terms become necessary, the development of additional service offerings, or the expansion of our distribution channels and the commencement of our related operations could be delayed.  In such an event, our expenses could be increased and our ability to achieve profitability could be adversely affected.

We face intense competition from other providers of technology support services.   If we cannot offer consumers a reason to use our technology support services instead of the software marketed by our competitors, our business and the results of our operations will be adversely affected.

We have many competitors that provide technology support services.  Our competitors include computer manufacturers, operating system providers, network equipment and computer hardware manufacturers, retail affiliated support firms and other remote and local technology support firms.

End-user customers may prefer obtaining technical support from such competitors because of greater product breadth offered by the company, perceived advantages in price, technical support, compatibility or other issues.

Many of our competitors have greater brand name recognition and financial, technical, sales, marketing and other resources than we do and consequently may have an ability to influence customers to purchase their products rather than ours.  Our competitors could also gain market share by acquiring or forming strategic alliances with our other competitors.  Finally, because new distribution methods offered by the Internet and electronic commerce have removed many of the barriers to entry historically faced by start-up companies in the technology industry, we may face additional sources of competition in the future.

If we are unable to provide new and enhanced Internet security or identity protection support services to meet emerging industry standards, our operating results could be adversely affected.

Our future success depends on our ability to address the rapidly changing needs of our customers by developing, acquiring and introducing new products and services on a timely basis. The success of our business depends on our ability to keep pace with technological developments and emerging industry standards.  We intend to continue to expand our product offerings to meet or anticipate trends in technology use.  However, if we are unable to successfully develop such products or if we develop these products but demand for them does not materialize or occurs more slowly than we expect, we will have expended resources (such as personnel and equipment) and capital without realizing sufficient revenue to recover these costs, and our operating results could be adversely affected.

We may experience breakdowns in our processing systems that could damage customer relations.

We depend heavily on the reliability of our retail software integration systems in our core business. A system outage or data loss could have a material adverse effect on our business, financial condition and results of operations. In the event of a system outage or data loss, we would suffer damage to our reputation. To successfully operate our business, we must be able to protect our retail software integration and other systems from interruption, including from events that may be beyond our control. Events that could cause system interruptions include, but are not limited to, fire, natural disaster, unauthorized entry, power loss, telecommunications failure, computer viruses, terrorist acts and war.

We may experience software defects, computer viruses and development delays, which could damage customer relations, decrease our potential profitability and expose us to liability.

Our products are based on sophisticated software and computing systems that often encounter development delays, and the underlying software may contain undetected errors, viruses or defects. Defects in our software products and errors or delays in our processing of electronic transactions could result in:

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additional development costs;

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diversion of technical and other resources from our other development efforts;

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loss of credibility with current or potential customers;

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harm to our reputation; or

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exposure to liability claims.

In addition, we rely on technologies supplied to us by third parties that may also contain undetected errors, viruses or defects that could have a material adverse effect on our business, financial condition and results of operations. Although we attempt to limit our potential liability for claims through indemnification agreements with our suppliers, we cannot assure you that these measures will be successful in limiting our liability.

We plan to grow rapidly and our inability to keep up with such growth may adversely affect our profitability.

We plan to grow rapidly and significantly expand our operations.  We currently have a very small staff and few resources.  If we succeed in significantly expanding our operations, our growth may place a significant strain on our management team and other company resources.  We will not be able to implement our business strategy in a rapidly evolving market without effective planning and management processes.  We have a short operating history and have not implemented sophisticated managerial, operational and financial systems and controls.  If we grow significantly, we will have to manage multiple relationships with various strategic partners, including suppliers, distributors, and other third parties.  To manage the expected growth of our operations and personnel, we will have to significantly supplement our existing managerial, financial and operational staff, systems, procedures and controls.  We may be unable to supplement and complete, in a timely manner, the improvements to our systems, procedures and controls necessary to support our future operations, and consequently our operations will not function effectively.  In addition, our management may be unable to hire, train, retain, motivate and manage required personnel, or successfully identify, manage and exploit existing and potential market opportunities.  As a result, our business and financial condition may be adversely affected.

Business acquisitions, dispositions, joint ventures, or private equity transactions entail risks and may disrupt our business, dilute stockholder value or distract management attention.

We expect to continue to review opportunities to acquire other businesses or technologies, like Allianex, that would complement our current business plan or otherwise offer growth opportunities. Acquisitions are inherently risky, and no assurance can be given that our previous or future acquisitions will be successful or that they will not materially and adversely affect our business, operating results, or financial condition. If we make any further acquisitions, we may issue stock that would dilute our existing shareholders’ percentage of ownership, and we may incur substantial debt, and/or assume contingent or unknown liabilities.

To acquire and retain distribution channels, we depend on independent outside agents.  Our failure to maintain our relationships with our existing agents, and to recruit and establish new relationships with other agents could adversely affect our revenues and internal growth and increase our merchant attrition.

We rely primarily on the efforts of independent outside agents to market our services to retailers or other sales channels. These agents are individuals and companies that seek to introduce both newly established and existing product offerings to a variety of point of sale locations.   In certain instances agents that refer distribution channels to us are not exclusive to us and have the right to refer other services or products to these distribution channels. Our failure to maintain our relationships with our existing agents, and to recruit and establish new relationships with other agents could adversely affect our revenues and internal growth and increase our merchant attrition.

New and potential governmental regulations designed to protect or limit access to consumer information could adversely affect our ability to provide the services we provide.

We obtain from customers certain personal information when they register the PIN number for their prepaid card.  Due to the increasing public concern over consumer privacy rights, governmental bodies in the United States and abroad have adopted, and are considering adopting additional laws and regulations restricting the purchase, sale and sharing of personal information about customers.

Limitations on our ability to access and use customer information could adversely affect our ability to provide the services we offer or could impair the value of these services.

Several states have proposed legislation that would limit the uses of personal information gathered using the Internet. Some proposals would require proprietary online service providers and website owners to establish privacy policies. Congress has also considered privacy legislation that could further regulate use of consumer information obtained over the Internet or in other ways. Moreover, the Federal Trade Commission has recently settled a proceeding with one on-line service regarding the manner in which personal information is collected from users and provided to third parties. Our compliance with these privacy laws and related regulations could materially affect our operations.

Changes to existing laws or the passage of new laws could, among other things:

•

create uncertainty in the marketplace that could reduce demand for our services;

•

limit our ability to collect and to use cardholder data;

•

increase the cost of doing business as a result of litigation costs or increased operating costs; or

•

in some other manner have a material adverse effect on our business, results of operations and financial condition.

Our business may be adversely affected by risks associated with foreign operations.

Our current service providers operate out of India, and in the future we may work with other service partners or distribution channels based outside of the United States.  Political uncertainties, economic changes, civil unrest, exchange rate fluctuations, adverse changes in legal requirements, including tax, tariff and trade regulations and other difficulties in working with companies managed outside the United States could seriously harm the development of our business and ability to operate.  Further, as we do more business in an increasing number of countries, our business becomes more exposed to the impact of the political and economic uncertainties, including government oversight, of foreign jurisdictions.

Risks related to our Common Stock

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.  We cannot assure you that an active public trading market for our common stock will develop or be sustained.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Our Chief Executive Officer beneficially owns a substantial amount of our common stock, which gives her significant influence over the direction of our affairs and business.  Additionally, this concentration of ownership could discourage or prevent a potential takeover that might otherwise result in our shareholders receiving a premium over the market price for our common stock.

Angelique de Maison, our Chief Executive Officer and a member of our Board of Directors, owns approximately 78% of our outstanding common stock.  Accordingly, she will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control or cause the market price of our stock to decline. Notwithstanding the exercise of their fiduciary duties by the directors and executive officers and any duties that such other stockholder may have to us or our other stockholders in general, these persons may have interests different than yours.

We have granted an option to purchase our common stock, which if exercised, would result in a change in control.

On April 9, 2010, we entered into an Option Purchase Agreement with Merrimen Investments, Inc. (“Merrimen”) pursuant to which we sold to Merrimen for $200,000 an option to purchase up to 24,000,000 shares of our common stock.  Based on the number of shares outstanding on the date of this Report, if Merrimen were to exercise the option in full, it would own over 75% of our outstanding common stock and be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control or cause the market price of our stock to decline.  Merrimen may have interests different than yours.

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price.

Future sales of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock.  We have recently granted registration rights in connection with the private placement of our securities.  If these shares are registered for resale to the public, a substantial amount of our common stock could be sold on the public market and could result in downward selling pressure.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

Obtaining additional capital though the sale of common stock will result in dilution of shareholder interests.

We may raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock.

Additionally, these options, warrants and conversion rights may hinder future equity offerings, and the exercise of those options, warrants and conversion rights may have an adverse effect on the value of our stock.  If any such options, warrants or conversion rights are exercised at a price below the then current market price of our shares, then the market price of our stock could decrease upon the sale of such additional securities.  Further, if any such options, warrants or conversion rights are exercised at a price below the price at which any particular shareholder purchased shares, then that particular shareholder will experience dilution in his or her investment.

We expect to be subject to Securities and Exchange Commission (“SEC”) regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies. Our failure to comply with these laws may could have a material adverse effect on our business and stock price.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Trading of our stock may be restricted by the SEC’s penny stock regulations, which may limit a shareholder’s ability to buy and sell our stock.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”.  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in this Report.  This discussion and analysis may contain forward-looking statements based on assumptions about our future business.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Report.

For a discussion of our financial statements prior to the Allianex Acquisition, see our financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.  Until the Allianex Acquisition, we have conducted only nominal business operations.

Overview.  Allianex is a development stage company that is developing a retail line of stored value cards for the purchase of technology support and security services for electronic devices.  Since its inception in 2004, Allianex’s operations have primarily consisted of establishing alliances with service providers, establishing relationships with distribution channels, and producing the software integration systems necessary to facilitate retail sale of the prepaid cards, for example the PIN activation system.

These start up operations, in particular the production of the software integration system, resulted in significant expense to Allianex, and since inception, Allianex has incurred accumulated losses of $819,855.   Allianex has not incurred any salary or lease expenses, as its sole member provided services and administrative offices to Allianex at no costs.

Since inception, Allianex has been economically dependent on its sole member to make capital contributions as needed to fund its operations, though initial sales activities, such as wholesale distribution, direct selling efforts and initial revenues from retail sale distribution, have generated revenues for Allianex in the amount of $27,307 since inception.  Allianex is currently focusing on retail distribution of its product line, and has phased out other sales strategies.

Critical Accounting Policies and Estimates.  Allianex’s management believes that the most critical accounting policy important to understanding its financial statements and financial condition is its policies concerning revenue recognition.

Service revenues are recognized at the time the services are performed. Revenues to date primarily represent testing of Allianex’s concept.  During the test period, the contracted service provider charged customer credit cards, collected amounts due from customers, and remitted net commissions to Allianex based upon the contracted wholesale price in the contract.  Once the testing phase is complete, Allianex plans to collect gross amounts due from customers using its own merchant processing accounts, record revenues as gross sales, and remit amounts to service providers based upon contract provisions.

In addition to the critical accounting policies above, the preparation of financial statements in conformity with United States generally accepted accounting principles, or "GAAP," requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management routinely makes judgments and estimates about the effects of matters that are inherently uncertain. As the number of variables and assumptions affecting the probable future resolution of the uncertainties increase, these judgments become even more subjective and complex.

Results of Operations

The following tables set forth Allianex’s results of operations for the periods presented.  The period-to-period comparison of financial results is not necessarily indicative of future results.

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009	Year Ended December 31, 2009	Year Ended December 31, 2008

Service Revenue	$ 0	$ 871	$ 7,293	$ 3,848
Operating Expense
Selling	18,854	26,681	109,336	121,512
General and administrative	7,426	8,303	41,823	49,935
Total Expenses	26,280	34,984	151,159	171,447
Loss from Operations	$ (26,280)	$ (34,113)	$ (143,866)	$ (167,599)

Revenues

For the year ended December 31, 2009, revenues were $7,293 compared to $3,848 for the year ended December 31, 2008, representing a $3,445 increase.  These revenues were generated from our initial distribution efforts through wholesale sales of our prepaid cards, direct selling efforts, and initial retail sales distribution.  Allianex had no revenues for the three months ended March 31, 2010 (“Q1 2010”), compared to revenues of $871 for the three months ended March 31, 2009 (“Q1 2009”).  This decrease is the result of Allianex’s shifting focus to developing its retail distribution channels as opposed to other distribution efforts.

We expect revenues for the balance of the year to grow consistently and to improve significantly as we begin to implement our retail distribution strategy and steadily increase the number of our retail point of sale locations. We have arrangements in place to continue to increase the number of retail locations at which our prepaid cards will be offered for sale and have begun producing retail cards for placement at such locations.  The rate at which our revenues will increase will depend on how quickly we can begin sales in such locations and the amount of sales generated from such locations.

Selling, General and Administrative Expenses

For the year ended December 31, 2009 selling, general and administration expenses were $151,159, compared to $171,447 for the year ended December 31, 2008, a decrease of $20,288.

For Q1 2010 selling, general and administration expenses were $26,280, compared to $34,984 for Q1 2009, a decrease of $8,704.  Selling, general and administration expenses were primarily associated with establishing the software infrastructure necessary for the distribution of Allianex’s products on a retail level, and as such integration is completed, such expenses have decreased.

We expect selling, general and administrative expenses for the balance of the year ending December 31, 2010 to trend marginally upward as we continue to bring in additional sales and marketing personnel necessary to grow our business and to service the significant demand we expect for our products and services.

Net Income (Loss)

For the year ended December 31, 2009, net loss was $144,666 compared to a net loss of $168,399 the year ended December 31, 2008. For Q1 2010, net loss was $26,480 compared to a net loss of $34,313 for Q1 2009.  The decrease in net losses was largely related to the decrease in selling, general and administrative expenses discussed above.

Financial Condition, Liquidity and Capital Resources

At March 31, 2010, Allianex’s principal sources of liquidity included cash of $101,238 compared to $733 at December 31, 2009.  The change in working capital was primarily the result of a $100,000 loan and $15,200 in member contributions.  The $100,000 loan was made on March 30, 2010, in conjunction with the letter of intent entered into with Kensington, to provide funds for operating costs and expenses of Allianex.  None of these funds were used, and the loan was repaid in full on May 11, 2010.  As part of the Allianex Acquisition, Kensington has also agreed to advance certain funds to New Allianex for working capital purposes.

Off-Balance Sheet Arrangements

As of March 31, 2010, Allianex did not have any off-balance sheet debt nor did it have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that have or are reasonably likely to have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses material to investors.

Properties

We have an administrative office in Redlands, California, that is owned by our Chief Executive Officer and provided to us without charge.  New Allianex will continue to operate out of its administrative office in Santa Barbara, California, which is owned by Kenneth Rotman and provided to us without charge.  We intend to secure new administrative offices for New Allianex in the near future.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of June 7, 2010 (after the Allianex Acquisition) for: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each of our named executive officers and directors; and (iii) all of our current named executive officers and directors as a group.

Unless otherwise noted, we believe that each beneficial owner named in the table has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable.  An asterisk (*) denotes beneficial ownership of less than one percent.

	Beneficial Ownership
Name	Number of Shares		Percent of Class (1)

Angelique de Maison	6,173,750		78.3%
Michael Ryan	0		(*)
Kenneth Rotman	575,000	(3)	7.3%
All officers and directors as a group (three persons)	6,748,750		85.6%

Allianex, LLC 1676 Franceschi Road Santa Barbara, CA 93103	575,000	(3)	7.3%	(3)

(1)

Based on 7,888,000 shares of common stock outstanding.

(2)

The business address for Ms. de Maison, Mr. Ryan, and Mr. Rotman is c/o 1005 S. Center Street, Redlands, CA 92373.

(3)

Mr. Rotman, as the sole member of Allianex, LLC, beneficially owns the shares of common stock owned by Allianex, LLC.

On April 9, 2010, we entered into an Option Purchase Agreement with Merrimen Investments, Inc. (“Merrimen”) pursuant to which we sold to Merrimen for $200,000 an option to purchase up to 24,000,000 shares of our common stock.  The option has an exercise price of $0.08 per share, expires on April 8, 2011, and may be exercised on or after October 1, 2010.  Based on the number of shares outstanding on the date of this Report, if Merrimen were to exercise the option in full, it would own over 75% of our outstanding common stock.

Directors and Executive Officers

Name	Age	Position

Angelique de Maison	39	Chief Executive Officer, Director
Michael T. Ryan	49	Chief Financial Officer, Director
Kenneth Rotman	52	Chief Executive Officer of Allianex Corp.

For more information about the biographies of Ms. de Maison and Mr. Ryan, see the section entitled “Directors, Executive Officers and Corporate Governance” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

In addition, in connection with the Allianex Acquisition, Kenneth Rotman became the Chief Executive Officer of New Allianex.

Kenneth Rotman.  Mr. Rotman, age 52, began his sales and marketing career in 1997 when he co-founded Fionda, LLC, a master agent and distributor of telephone and other consumer services.  Mr. Rotman sold his interest in Fionda in 2004 and formed Allianex.  In parallel, from 2005 to 2007, Mr. Rotman was a partner in Ocenture, LLC, a firm specializing in private label product development, support and implementation, where his clients included credit card companies, insurance companies, direct selling companies and more.

Executive Compensation

See the section entitled “Executive Compensation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Prior to the Allianex Acquisition, Allianex did not pay any compensation or make any equity awards to its executive officers or directors, other than the reimbursement of actual and ordinary out-of-pocket expenditures.

Employment Agreement

On May 14, 2010, New Allianex and Mr. Rotman entered into an employment agreement that became effective upon the closing of the Allianex Acquisition.  Under the employment agreement, Mr. Rotman will serve as Chief Executive Officer of New Allianex.  The employment agreement provides that Mr. Rotman will receive an annual base salary of $150,000, subject to annual increases at the sole discretion of New Allianex’s Board of Directors, and a quarterly cash bonus equal to 3% of the earnings before interest, taxes, depreciation or amortization of New Allianex for that quarter.  Mr. Rotman’s employment is at will, but if Mr. Rotman’s employment is terminated by us without cause or by him for "good reason" (as defined in the employment agreement), he will be entitled to continue to receive base salary and certain benefits for three months and a pro rata portion of his bonus based on the number of days in the fiscal quarter prior to his termination.

Certain Relationships and Related Transactions

See the section entitled “Certain Relationships and Related Transactions” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

On March 31, 2010, we entered into a securities purchase agreement with Ms. de Maison, our Chief Executive Officer and a member of our Board of Directors, as described more fully in our Current Report on Form 8-K filed on April 5, 2010, and as amended on April 15, 2010.

On April 9, 2010, we entered into an Option Purchase Agreement with Merrimen, as described more fully in our Current Report on Form 8-K filed on April 5, 2010, and as amended on April 15, 2010.  Zirk Engelbrecht, who may be considered a related party to Ms. de Maison under the rules of the Securities Exchange Act of 1934, as amended, is the sole officer, director and shareholder of Merrimen. Mr. Engelbrecht and Merrimen disclaim beneficial ownership of any securities of Kensington beneficially owned by Ms. de Maison, and Ms. de Maison disclaims beneficial ownership of any securities beneficially owned by Merrimen or Mr. Engelbrecht.

Our common stock is traded on the over the counter bulletin board, which does not maintain any standards regarding the independence of the directors on our Board of Directors.  In absence of such requirements, we have elected to use the definition for “director independence” under the Nasdaq Stock Market listing standards.  Under such standards, none of our current directors qualifies as an “independent director.”

Legal Proceedings

We are not a party to any material pending legal proceedings.

Market Price of and Dividends on Common Stock

Our common stock trades on the over the counter bulletin board (“OTC Bulletin Board”) under the symbol “KNSL.”  The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities.  The OTC Bulletin Board securities are traded by a community of market makers that enter quotes and trade reports.  Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.  This market is extremely limited and any prices quoted may not be a reliable indication of the value of our common stock.   The following table sets forth the high and low sale prices per share of our common stock for the periods indicated as reported on the OTC Bulletin Board.  As of June 8, 2010, the closing-sale price for our common stock was $3.80 per share.

	Common Stock
	High	Low
2010:
First Quarter	$7.00	$3.48

2009:
Fourth Quarter	$7.00	$7.00

Third Quarter	$7.00	$5.00

Second Quarter- Stock Unavailable for Trading	$ 0	$ 0

First Quarter- Stock Unavailable for Trading	$ 0	$ 0

Holders

As of June 7, 2010, there were 7,888,000 shares of common stock outstanding held by approximately 28 holders of record.

Dividends

Our Board of Directors has not declared a dividend on our common stock during the last two fiscal years or the subsequent interim period and we do not anticipate the payments of dividends in the near future as we intend to reinvest our profits to grow our business.

Equity Compensation Plans

We have no equity compensation plans as defined under Item 402 of Regulation S-K.

Recent Sales of Unregistered Securities

See the section entitled “Unregistered Sales of Securities” in our Annual Report on Form 10-K for the year ended December 31, 2009.

Pursuant to the Asset Purchase Agreement, on June 4, 2010, we issued to Allianex, LLC, a California corporation, 575,000 shares of our common stock as partial consideration for the assets of Allianex.  These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.  Pursuant to the Asset Purchase Agreement, we also agreed to make certain earn out payments which may be partially paid in shares of Kensington common stock.  These shares will also be issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.

In April 2010, we issued 6,000,000 shares of our common stock to Ms. de Maison, as described in greater detail in our Current Report on Form 8-K, filed on April 5, 2010 and amended on April 15, 2010, and sold an option to purchase our common stock, as described in greater detail in our Current Report on Form 8-K filed on April 15, 2010.

Description of the Company’s Securities

See the section entitled “Item 11. Description of Securities to be Registered” in our Registration Statement on Form 10 filed on March 25, 2009.

Indemnification of Directors and Officers

Nevada Revised Statutes (NRS) Section 78.7502 provides that the Company may indemnify any person against reasonable expenses incurred in the defense of any claim, issue, or matter to which such person was a party because he is or was a director, officer, employee or agent of the corporation, including actions by or in the right of the corporation, so long as such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.  If the action is in the right of the corporation however, indemnification may not be made for any claim, issue or matter to which person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation is required to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

NRS Section 78.751 provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to the statute:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection (b), may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

Not applicable.

Financial Statements and Supplementary Data

See our financial statements and supplementary financial information contained in our Annual Report on Form 10-K for year ended December 31, 2009, and the financial statements of Allianex, including proforma financial statements, included with this Report starting on page F-1.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the information provided under item 2.01 of this Report, which is incorporated herein by reference.  The shares issued and to be issued pursuant to the Asset Purchase Agreement have been and will be issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Reference is made to the information provided under item 2.01 of this Report, which is incorporated herein by this reference, with regards to New Allianex’s entry into an employment agreement with Kenneth Rotman, who will serve as Chief Executive Officer of New Allianex.  Mr. Rotman may be considered a “named executive officer” of Kensington pursuant to  Rule 3b-7 of the Securities Exchange Act of 1934, as amended.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

Reference is made to the information provided under item 2.01 of this Report, which is incorporated herein by this reference.  As a result of the Allianex Acquisition, we are no longer a shell company as defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired.

Filed as Exhibit 99.1 to this Current Report on Form 8-K are the audited financial statements of Allianex for the year ended December 31, 2009, and the unaudited financial statements of Allianex for the three months ended March 31, 2010.

(b)

Pro Forma Financial Information.

Filed as Exhibit 99.2 to this Current Report on Form 8-K are the unaudited pro forma consolidated financial statements of  Kensington and Allianex as for the year ended December 31, 2009 and for the three months ended March 31, 2010.

(d)

Exhibits

Exhibit	Description
3.1	Articles of Incorporation. Incorporated by reference to Exhibit 3.1 to Registration Statement on Form 10 filed on January 15, 2009.
3.2	Bylaws. Incorporated by reference to Exhibit 3.4 to Registration Statement on Form 10 filed on January 15, 2009.
4.1

Securities Purchase Agreement, dated March 31, 2010, between Kensington Leasing, Ltd. and Angelique de Maison. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on April 5, 2010.

4.2

Option Purchase Agreement dated April 9, 2010 between Kensington Leasing, Ltd. and Merrimen Investments, Inc. and Option to Purchase Common Stock dated April 9, 2010 issued to Merrimen Investments, Inc.  Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on April 15, 2010.

10.1

Asset Purchase Agreement, dated May 14, 2010, between Kensington Leasing, Ltd., Allianex Corp. and Allianex, LLC. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 20, 2010.

10.2	Employment Agreement, dated May 14, 2010, between Allianex Corp. and Kenneth Rotman. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on May 20, 2010.
21.1	Subsidiaries.*
23.1	Consent of Damitz, Brooks, Nightingale, Turner & Morrisset.*
99.1	Audited financial statements of Allianex for the year ended December 31, 2009, and the unaudited financial statements of Allianex for the three months ended March 31, 2010.*
99.2	Unaudited pro forma consolidated financial statements of the Kensington and Allianex as for the year ended December 31, 2009 and for the three months ended March 31, 2010.*
99.3	Press Release dated June 8, 2010*

*Filed with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2010	KENSINGTON LEASING, LTD. By: /s/ Angelique de Maison Angelique de Maison Chief Executive Officer